                                                                   EXHIBIT 23(5)



                               INDEPENDENT AUDITORS' CONSENT



MIDAMERICAN ENERGY HOLDINGS COMPANY:


     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-60851 of MidAmerican Energy Holdings Company on Form S-8 of our reports dated January 25, 1995, covering the consolidated balance sheet and statement of capitalization of Iowa-Illinois Gas and Electric Company and subsidiary as of December 31, 1994, and the related consolidated statements of income, retained earnings and cash flows for the years ended December 31, 1994 and 1993, and the schedule listed in Item 14(a)(2) as of December 31, 1994 and 1993 and for each of the two years in the period ended December 31, 1994, appearing in MidAmerican Energy Company's Form 10-K for the year ended December 31, 1995. It should be noted that we have not audited any financial statements of Iowa-Illinois Gas and Electric Company and subsidiary subsequent to December 31, 1994, or performed any audit procedures subsequent to the date of our reports.



                                       DELOITTE & TOUCHE LLP


Davenport, Iowa
December 2, 1996

                         INDEPENDENT AUDITORS' CONSENT


MidAmerican Energy Holdings Company:

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-60851 of MidAmerican Energy Holdings Company on Form S-8 of our report dated June 9, 1995, appearing in the Annual Report on Form 11-K of Iowa-Illinois Gas and Electric Company Savings Plan for the Year Ended December 31, 1995. It should be noted that we have not audited any financial statements of Iowa-Illinois Gas and Electric Company Savings Plan subsequent to December 31, 1994, or performed any audit procedures subsequent to the date of our report.


DELOITTE & TOUCHE LLP

Davenport, Iowa
December 2, 1996